SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒                             Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement.

☐	Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2)).

☐	Definitive Proxy Statement.

☒	Definitive Additional Materials.

☐	Soliciting Material Pursuant to Sec. 240.14a-12.

DEFINED STRATEGY FUND INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment Of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

Recently, you were sent materials regarding the Special Meeting of Stockholders (the “Meeting”) of Defined Strategy Fund Inc. (the “Fund”). The Meeting that was scheduled for December 19, 2008 has been adjourned to 9:00 am on Friday, February 27, 2009, at 800 Scudders Mill Road, Plainsboro, NJ 08536, to permit further solicitation of votes by proxy in order to achieve a quorum.

The purpose of the Meeting is to approve a new investment advisory and management agreement and a new investment subadvisory agreement for the Fund. Our records indicate that we have not received your vote. We urge you to take a moment and vote your proxy today. You may call us at:

1-866-586-0633

Your vote is urgently needed! Please vote now to be sure your vote is received in time for the Special Meeting of Stockholders Adjourned to February 27, 2009.

The Fund has made it very easy for you to vote. Choose one of the following methods:

•     Speak to a live Proxy Specialist by calling the number above. We can answer any of your questions and record your vote. (open: M-F 9:30am – 9pm, Sat 10am – 6pm ET)

•     Call the phone number on your proxy card to access an automated touchtone system, enter your control number located on the proxy card, and follow the prompts.

•     Log on to the website noted on your proxy card, enter your control number located on the card, and vote by following the on-screen prompts.

•     Mail in your signed proxy card in the envelope provided.

Voting takes only a few minutes.

PLEASE VOTE TODAY.